                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) : April 11, 2000
                                                   --------------

                               SONICPORT.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-23365                                             84-1290152
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


1641 20th Street, Santa Monica                               CA, 90404
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (310) 828-1999



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ITEM 5.           OTHER EVENTS
-------           ------------

         As of April 11, 2000, Sonicport.com, Inc. (the "Company") sold 800,000 shares of its Series A Convertible Preferred Stock ("Preferred Stock") at a purchase price per share of $2.50, for the total purchase price of $2,000,000, in a private placement to an accredited investor. Under the terms of the Preferred Stock placement, the holder may convert its shares of Preferred Stock into the Company's common stock ("Common Stock") at a conversion price equal to 60% of the ten days trading average closing bid price of the Company's Common Stock, immediately preceding the conversion date. The shares of Preferred Stock are convertible at the option of the holder.

         The Company also completed on April 11, 2000, the first phase of its private placement of up to 2,000,000 shares of the Company's Common Stock, in the amount of $230,000 (92,000 shares of Common Stock). The Company offered its Common Stock at a purchase price of $2.50 per share to accredited investors only. The Company anticipates that it will continue its offering of Common Stock and expects to complete it by May 1, 2000. No assurances can be given, however, that the Company will be able to close its placement by such date.

         The private placements of the Company's Preferred Stock and Common Stock, respectively, were made pursuant to applicable provisions of sections 4(2) and 4(6), and Regulation D under the Securities Act of 1933.

         Set forth below is the Company's capitalization as of March 31, 2000 (unaudited) and as of April 11, 2000 on pro-forma basis.


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                                 CAPITALIZATION

The following table sets forth the Company's unaudited balances at March 31, 2000 and the pro forma effect of the April 2000 sale of 800,000 shares of Preferred Stock and the completion of the first phase of the April 2000 sale of 92,000 shares of Common Stock as of April 11, 2000:

                                                                          Balances at                       Pro forma
                                                                            3/31/00       Pro forma         balances,
                                                                          (unaudited)    adjustments         3/31/00
                                                                       ------------------------------------------------
 Current Liabilities                                                    $   755,000              -         $   755,000
 Long Term Debt                                                             750,000       (500,000) (3)        250,000
                                                                       ------------------------------------------------
               Total liabilities                                          1,505,000       (500,000)          1,005,000
                                                                       ------------------------------------------------

 Shareholders' Equity:
         Preferred stock, no par value
               10,000,000 shares authorized
               0 shares outstanding
                     (Pro forma 800,000 shares issued and
                     outstanding)                                                 -      2,000,000 (1)       2,000,000
         Common stock, $0.0001 par value
               90,000,000 authorized
               25,095,148 shares issued and outstanding
                     (Pro forma: 25,372,491 shares
                     issued and outstanding,(2)(3)                            2,524             29 (2)(3)        2,553
         Common stock committed, $0.0001 par value,
               679,306 shares committed but not yet issued
                     (Pro forma: 1,803,310 shares committed
                     but not yet issued)                                  4,870,324              -           4,870,324
         Additional paid-in capital (2) (3)                               7,067,255        699,971 (2)(3)    7,767,226
         Deficit accumulated during the development stage               (10,086,291)             -         (10,086,291)
                                                                        -----------------------------------------------
               Total shareholders' equity                                 1,853,812      2,700,000           4,553,812
                                                                        -----------------------------------------------
                                                                        $ 3,358,812     $2,200,000         $ 5,558,812
                                                                        ===============================================

          (1)  April 2000 sale of 800,000 shares of Preferred Stock at $2.50 per share
          (2)  Completion of the first phase of the Private Placement of $230,000 (92,000 shares at $2.50), less $30,000 in estimated expenses
          (3)  Conversion of $500,000 in Convertible Debt into 200,000 shares of Common Stock as of April 11, 2000



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     April 11, 2000            SONICPORT.COM, INC.



                                     By: /s/ David Baeza
                                         -------------------------------------
                                         David Baeza
                                         President and Chief Executive Officer


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